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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 26, 2011

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34697	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

________________________________________________________________________________________________________________________________________________________

Item 1.01    ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

1.    Supplemental Indenture

On April 26, 2011, Nortek, Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “2013 Notes Trustee”) under the indenture dated December 17, 2009 (the “2013 Indenture”), by and among the Company, the guarantors named therein and the 2013 Notes Trustee, relating to the Company's 11% Senior Secured Notes due 2013 (the “2013 Notes”), entered into a supplemental indenture (the “Supplemental Indenture”) to amend certain terms of the 2013 Indenture. The Company received the requisite consents to execute the Supplemental Indenture on April 26, 2011, pursuant to its previously announced tender offer and consent solicitation. The Supplemental Indenture effects the proposed amendments to the 2013 Indenture as described in the Company's Offer to Purchase and Consent Solicitation Statement, dated as of April 12, 2011. The amendments to the 2013 Indenture eliminated substantially all of the affirmative and restrictive covenants contained in the 2013 Indenture and the 2013 Notes (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the 2013 Notes when due) and certain events of default, and modified or eliminated certain other provisions contained in the 2013 Indenture governing the 2013 Notes and provided for a shorter notice period required in connection with a voluntary redemption.

2.    8.50% Senior Notes due 2021 and Indenture

General

On April 26, 2011, the Company issued $500.0 million aggregate principal amount of 8.50% Senior Notes due April 15, 2021 (the “Notes”). A copy of the press release announcing the consummation of the offering of the Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Notes were issued pursuant to an indenture dated as April 26, 2011 (the “Indenture”), by and among the Company, the guarantors named therein (together with any additional guarantors made party to the Indenture from time to time, the “Guarantors”) and U.S. Bank National Association, as trustee.

Guarantees

The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis (the “Guarantees”), by each of our current and future domestic restricted subsidiaries (other than receivables subsidiaries, immaterial subsidiaries or non-wholly owned subsidiaries unless such non-wholly owned subsidiary guarantees any credit facilities or any capital markets securities of the Company or any Guarantor) that guarantees any of our or our other restricted subsidiaries' other indebtedness.

Ranking

The Notes and the Guarantees are the Company's and the Guarantors' unsecured senior obligations and rank senior in right of payment to any of the Company's and the Guarantors' future debt that is expressly subordinated in right of payment to the Notes and Guarantees; rank equally in right of payment with all of the Company's and the Guarantors' existing and future unsecured senior debt; are effectively subordinated in right of payment to all of the Company's and the Guarantors' secured debt to the extent of the value of the collateral securing such debt, including indebtedness under the Company's senior secured credit facilities, to the extent of the value of the collateral securing such indebtedness.

Optional Redemption

At any time prior to April 15, 2014, the Company may on any one or more occasions redeem, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108.500% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest (as defined in the Indenture), if any, to the redemption date, with the net cash proceeds of one or more Designated Offerings (as defined in the Indenture) of the Company; provided that at least 65% of the aggregate principal amount of the Notes issued under the Indenture (including the aggregate principal amount of the Notes issued after the issue date) remains outstanding immediately after the occurrence of each such redemption; and provided further that each such redemption occurs within 90 days of the date of closing of each such Designated Offering.

On or after April 15, 2016, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2016	104.25%
2017	102.125%
2018	101.063%
2019 and thereafter	100%

In addition, at any time and from time to time prior to April 15, 2016, the Company may redeem all or any portion of the Notes outstanding at a redemption price equal to (a) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to such redemption date, plus (b) the Make Whole Amount
(as defined in the Indenture).

Change of Control

If the Company experiences a Change of Control (as defined in the Indenture), the Company must make an offer to purchase any or all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption. Within 30 days following any Change of Control, the Company must mail a notice to each holder of the Notes describing the transaction or transactions that constitute a Change of Control and offering to repurchase the Notes on a date that is not less than 30 nor more than 60 days from the date such notice is mailed.

Covenants

The Indenture contains covenants limiting, among other things, the Company's ability and the ability of the Company's restricted subsidiaries to:

•	incur additional indebtedness;
•	pay dividends or make other distributions or repurchase or redeem our stock;
•	sell assets;
•	make loans and investments;
•	enter into transactions with affiliates;
•	incur certain liens;
•	impose restrictions on the ability of a subsidiary to pay dividends or make payments to the Company and its restricted subsidiaries; and
•	consolidate, merge or sell all or substantially all of the assets of the Company.

Events of Default

The Indenture also provides for events of default which, if certain of them occur, would permit the trustee or the holders of at least 25% in principal amount of the then total outstanding Notes to declare all of the Notes to be due and payable immediately.

3.     Registration Rights Agreement

On April 26, 2011, the Company entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”) described above in Section 2 of this Item 1.01. Pursuant to the Registration Rights Agreement, the Company agreed that it will use its reasonable best efforts to register with the Securities and Exchange Commission (the “SEC”), notes having substantially identical terms as the Notes as part of an offer to exchange freely tradeable exchange notes for the Notes (the “Exchange Offer”).

Pursuant to the terms of the Registration Rights Agreement, the Company is required to file a registration statement with respect to the Exchange Offer within 270 days after the issue date of the Notes, use its reasonable best efforts to cause such registration statement to be declared effective by the SEC within 360 days after the issue date of the Notes, and complete the Exchange Offer within 390 days after the issue date of the Notes or, if required, file a shelf registration statement covering resales of the Notes and use its reasonable best efforts to cause such shelf registration statement to be declared effective by the SEC within 360 days after the issue date of the Notes.

If the Company fails to meet any of these targets (a “Registration Default”), the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate described above. If the Registration Default is corrected, the applicable interest rate on the Notes will revert to the original level.

4.    The Senior Secured Term Loan

On April 26, 2011, the Company also entered into a new senior secured term loan with certain lenders, UBS AG, Stamford Branch, as administrative agent and collateral agent, and the other agents party thereto (“Term Loan”), that provides senior secured financing of $350 million (which may be increased by up to $200 million in certain circumstances).

Interest rate and fees

The Term Loan bears interest, at the Company's option, at a rate per annum equal to either (1)

base rate (as defined in the Term Loan) or (2) LIBOR (as defined in the Term Loan), in each case plus an applicable margin. The applicable margin for borrowings under the Term Loan is 3.0% with respect to base rate borrowings and 4.0% with respect to LIBOR borrowings.

Mandatory repayments

The Term Loan requires us to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (subject to reduction to 25% and 0% based upon our secured leverage ratio) of our annual excess cash flow;

•	100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of any issuance of debt, other than debt permitted under our Term Loan.

Voluntary repayment

Certain voluntary prepayments on or prior to the first anniversary of the closing of the Term Loan are subject to a call premium of 1%. Otherwise, the Company may voluntarily repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and final maturity

The Company is required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the term loans made on the closing date, with the balance due on the sixth anniversary of the closing date.
Guarantees and security

All obligations under our Term Loan are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned domestic restricted subsidiaries and in any event by all subsidiaries that guarantee the notes. All obligations under our Term Loan, and the guarantees of those obligations, will be secured, subject to certain exceptions, by substantially all of our assets and the assets of the guarantors, including:

•	a second-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts, and certain related assets and proceeds of the foregoing; and

•	a first-priority security interest in, and mortgages on, substantially all of our material owned real property and equipment.

Restrictive covenants and other matters

The Term Loan contains certain negative covenants that, subject to significant exceptions, limit our ability and the ability of our subsidiaries to, among other things:

•	incur, assume or permit to exist additional indebtedness or guarantees;

•	incur liens;

•	make investments and loans;

•	pay dividends, make payments or redeem or repurchase capital stock;

•	engage in mergers, acquisitions and asset sales;

•	prepay, redeem or purchase certain indebtedness including the notes;

•	amend or otherwise alter terms of certain indebtedness, including the notes, and certain material agreements;

•	enter into agreements limiting subsidiary distributions;

•	engage in certain transactions with affiliates; and

•	alter the business that we conduct.

The Term Loan also contains customary representations and warranties, affirmative financial and operating covenants and events of default, including among other things payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting our Term Loan to be in full force and effect, and change of control. If such an event of default occurs, the lenders under our Term Loan will be entitled to take various actions, including the acceleration of amounts due under our Term Loan and all actions permitted to be taken by a secured creditor.

The Company will use the net proceeds from the Notes offering and the Term Loan to refinance the Company's outstanding 2013 Notes.

5.    Amendment No. 1 to the Amended and Restated Credit Agreement

The Company, as the Specified U.S. Borrower, Ventrol Air Handling Systems Inc., as the Canadian Borrower and certain subsidiaries of the Company named as Borrowers and Guarantors therein executed an amendment, dated as of April 26, 2011 (the “Credit Agreement Amendment”), to their current Amended and Restated Credit Agreement with Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and U.S. L/C Issuer and Bank of America, N.A. and General Electric Capital Corporation as Collateral Agents, dated as of December 17, 2010 (the “Credit Agreement”). The Credit Agreement Amendment amends the terms of the Credit Agreement primarily for the purpose of permitting the issuance of the Notes and the entering into the Term Loan and is attached hereto as Exhibit 10.5.

The foregoing descriptions of each of the Supplemental Indenture, the Indenture, the Registration Rights Agreement, the Term Loan and the Credit Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of each of the documents, which are filed as Exhibits 10.1 through 10.5, respectively, to this current report on Form 8-K.

Item 1.02     Termination of a Material Definitive Agreement

On April 26, 2011, the Company (i) instructed the 2013 Notes Trustee to deliver a notice of redemption to the holders of the remaining outstanding 2013 Notes and (ii) deposited cash with the 2013 Notes Trustee to satisfy and discharge the 2013 Indenture and to fund the redemption of the remaining outstanding 2013 Notes (including the payment of accrued interest on the remaining outstanding 2013 Notes through the date of redemption). As a result, the 2013 Indenture was discharged.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10.1    Supplemental Indenture, dated as of April 26, 2011, by and among Nortek, Inc. and U.S. Bank National Association, as trustee.

10.2    Indenture, dated as of April 26, 2011, by and among Nortek, Inc., the Guarantors party thereto and U.S. Bank National Association as Trustee, relating to the 8.50% Senior Notes due 2021.

10.3    Registration Rights Agreement, dated as of April 26, 2011, by and among Nortek, Inc., the Guarantors party thereto and UBS Securities LLC as the Initial Purchaser.

10.4    Credit Agreement dated as of April 26, 2011 among Nortek, Inc., as the Borrower, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, the other financial institutions party thereto as Lenders, UBS Securities LLC as Sole Arranger and Bookrunner, and Syndication Agent and Documentation Agent.

10.5    Amendment No. 1 to the Amended and Restated Credit Agreement dated as of December 17, 2010 among Nortek, Inc, as the Specified U.S. Borrower, Ventrol Air Handling Systems Inc., as the Canadian Borrower, the other borrowers named therein, Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and U.S. L/C Issuer, Bank of America, N.A. (acting through its Canada branch), as Canadian Swing Line Lender and Canadian L/C Issuer, the other lender party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Capital Finance, LLC as Joint Lead Arrangers and Joint Bookrunners and Bank of America, N.A., and General Electric Capital Corporation, as Collateral Agents, and General Electric Capital Corporation and Wells Fargo Capital Finance, LLC, as Co-Syndication Agents.

99.1    Press release, dated April 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer

Date: April 28, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Supplemental Indenture, dated as of April 26, 2011, by and among Nortek, Inc. and U.S. Bank National Association, as trustee.
10.2	Indenture, dated as of April 26, 2011, by and among Nortek, Inc., the Guarantors party thereto and U.S. Bank National Association as Trustee, relating to the 8.50% Senior Notes due 2021.
10.3	Registration Rights Agreement, dated as of April 26, 2011, by and among Nortek, Inc., the Guarantors party thereto and UBS Securities LLC as the Initial Purchaser.
10.4
Credit Agreement dated as of April 26, 2011 among Nortek, Inc., as the Borrower, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, the other financial institutions party thereto as Lenders, UBS Securities LLC as Sole Arranger and Bookrunner, and Syndication Agent and Documentation Agent.

10.5
Amendment No. 1 to the Amended and Restated Credit Agreement dated as of December 17, 2010 among Nortek, Inc, as the Specified U.S. Borrower, Ventrol Air Handling Systems Inc., as the Canadian Borrower, the other borrowers named therein, Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and U.S. L/C Issuer, Bank of America, N.A. (acting through its Canada branch), as Canadian Swing Line Lender and Canadian L/C Issuer, the other lender party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Capital Finance, LLC as Joint Lead Arrangers and Joint Bookrunners and Bank of America, N.A., and General Electric Capital Corporation, as Collateral Agents, and General Electric Capital Corporation and Wells Fargo Capital Finance, LLC, as Co-Syndication Agents.

99.1	Press release, dated April 26, 2011.